                                                                   Exhibit 10.10


                               February ___, 1997



George Vradenburg
16140 Valley Meadow Place
Encino, CA 91436

Dear George:

We are very pleased to offer you the position of Senior Vice President, General Counsel, and Secretary, America Online, Inc. ("AOL" or the "Company") reporting directly and exclusively to Steve Case. In this position, you will be an Officer of AOL and a member of the Company's Office of the Chairman and will be responsible, among other matters consistent with your position and office, for all legal and government relations matters relating to the Company. This letter will set forth the economic and key employment conditions of our employment offer.


A.  Salary

You will earn a minimum base compensation of $380,000, payable semi-monthly, subject to customary tax deductions. Your salary will be reviewed annually and any upward adjustments will be within the discretion of AOL's Board of Directors and based on your performance, contributions and/or changes in competitive market conditions.


B.  Bonus

You will participate in the Management Incentive Plan with a targeted bonus of 75% of your base pay if you and AOL meet the established performance objectives (and proportionately greater percentages of your base pay should you and AOL exceed the established performance objectives). The bonus payment for your first twelve months of employment will be guaranteed at no less than 75% of your base pay (i.e., $285,000) of which half will be paid on or about September 1, 1997, and the remaining 50% will be paid on the anniversary of the date on which your employment commences (the "Commencement Date").


C.  Stock Options

In contemplation of, and subject to, your becoming employed by the Company, you have been granted an option to purchase 200,000 shares of AOL common stock at an exercise price of $27.13 per share. You will be granted an additional option to purchase 40,000 shares of AOL common stock no later than March 15, 1997, at an exercise price equal to the fair market value of the stock on the date of grant. These options will vest pro rata on the vesting schedule set forth below.


Vesting Date                                            Number of Options
------------                                            ----------------
Commencement Date                                             48,000


One year from Commencement Date                               48,000
Two years from Commencement Date                              48,000
Three years from Commencement Date                            48,000
Four years from Commencement Date                             48,000

The form of Option Agreement to be entered into by you and the Company with respect to these options is attached hereto.


D.  Loan

AOL will lend you $285,000 within 30 days of the Commencement Date. This loan must be repaid at the earliest of the termination of your employment by AOL for "Cause" (as defined below), termination by you other than for "Good Reason" (as defined below), or three years from the Commencement Date, with simple interest at a rate equal to the applicable federal rate. Interest payments shall be made annually on the anniversary of the Commencement Date.


E.  Relocation

You will be required as a condition of your employment to obtain housing in the Washington, D.C. area, to spend at least 75% of your time (subject to normal business travel) in the area, and to engage in in-home business entertainment (for which you will be reimbursed).

As a consequence, you will be eligible for AOL's executive relocation package (a copy of which you have received); however, you agree that AOL will not be asked to reimburse you for the closing costs associated with the sale of your present LA home at any time within the first three years of your employment. Any relocation costs paid by AOL and incurred by you following execution of this letter agreement must be repaid if you are terminated by AOL for Cause, or if you terminate your employment other than for "Good Reason", within the first year of employment.


F.  Housing and Travel Allowance

In addition to the AOL relocation package and in consideration of your having to maintain a second house as a condition of your employment, AOL will provide you with the following housing and travel allowances. These allowances must be repaid if your employment is terminated by AOL for Cause or by you other than for "Good Reason" within the first year of employment:

1. A lump sum payment of $200,000 to be paid within 30 days of the Commencement Date.

2. A monthly housing allowance of $9,150 paid semi-monthly, beginning on the Commencement Date and continuing for 24 months thereafter. This allowance will be grossed up to provide a net housing allowance of $110,000 annually with the gross up adjusted downward by the benefit of any tax and/or interest deductions (i.e., that you actually take and that are not disallowed) on your Washington, D.C. area residence.

     In order to assure AOL the benefit of all properly available deductions, you agree to claim all tax and/or interest deductions to which you may be entitled, except to the extent you are advised by your tax advisor that you do not have a reasonable reporting position with respect to such deductions. AOL agrees that in the event that any such deductions are disallowed, AOL will pay you the grossed-up amount of any tax assessment with respect to such disallowed deductions, together with any related penalty or interest.

3. At such time within the first three years of your employment as you purchase a residence in the Washington, D.C. area, AOL will lend you $400,000 for the down payment on such residence (and for furnishings), secured by a second mortgage on such residence. Subject to the conditions set forth below, this loan must be repaid at the earliest of termination of your employment by AOL for Cause, termination by you other than for Good Reason, or three years from the Commencement Date, with simple interest at a rate equal to the applicable federal rate. Interest payments shall be deferred until, and be paid at the time repayment of the loan is required.


G.  Vacation

You will receive at least 3 weeks of vacation annually.


H.  Benefits

You and your family will be entitled to participate in all AOL perquisites and benefits provided to AOL employees generally or to AOL senior management specifically, including sponsored health and benefits plans and life and disability insurance plans. A summary of which you have received.

I.  Key Employment Conditions

 .   You will devote your full business time to Company.

 .   As a condition to your employment, you will enter into a
    Confidentiality/Non-Competition/ Proprietary Rights Agreement (the "Confidentiality Agreement"), a copy of which is attached.

 .   Subject to the terms and conditions of this letter agreement, your employment at the Company is at will and you or the Company are free to terminate the employment relationship at any time, with or without Cause, with the following consequences:

        1.  Termination by You.
            ------------------

            (a)  You may terminate your employment at any time by giving thirty
                 (30) days written notice of termination to the Company. Upon any such termination, the Company may elect to relieve you of your duties, responsibilities and authority hereunder during such thirty (30) day period, which shall not constitute a termination for Good Reason.

            (b) You may also terminate your employment at any time by giving a notice of termination for a "Good Reason" (as defined below), provided such notice is given within sixty (60) days of the event or actions constituting Good Reason and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination, and provided, further, the Company shall not have taken actions within thirty (30) days of such notice of termination such that the circumstances constituting a Good Reason have ceased. Your termination date in the event of a termination under this subparagraph 1 shall be the date set forth in the notice of termination, but in any event not later than thirty (30) days after the date such notice is given.

            (c) As used herein, a "Good Reason" shall mean any of the following:

                 (ii) a change in the location of the principal offices of the Company to a location outside Northern Virginia, without your consent; or

                 (ii) a sustained material change by the Company in your authority or reporting relationship as Senior Vice President and General Counsel, America Online, Inc., which causes your position with the Company to become of materially less responsibility than your position immediately following the Commencement Date, provided that such material change is not in connection with a termination of your employment hereunder by the Company. Although it is the present intention of the Company that, as General Counsel, you will have continuing responsibility for government relations matters, any change in the staffing or reporting arrangements for such matters, after the first anniversary of the Commencement Date and after good faith consultation with you, shall not constitute "Good Reason."

        2.  Termination by the Company.
            --------------------------

            (a)  Your employment may be terminated at any time by the Company
                 (i) with Cause by notice of termination to you, effective immediately, except as provided in subparagraph (b) below, unless otherwise stated in such notice, or (ii) without cause at any time, by a notice of termination to you, effective immediately unless otherwise stated in such notice.

            (b) For purposes of this Agreement, the Company shall have "Cause" to terminate your employment in the event of your (i) conviction of a felony involving moral turpitude, (ii) willful and continued failure to substantially perform your required duties under this Agreement. which failure has not been cured within ten (10) days after written notice thereof by the Company, provided, however, that the Company shall only be required to give notice pursuant to this provision as a condition of termination for Cause one time during the term of this Agreement, (iii) intentional or repeated violation of the Confidentiality, Non-Competition and Proprietary Rights Agreement, or (iv) intentional or repeated improper conduct substantially prejudicial to the business of the Company and any of its affiliates.

        3.  Effect of Termination
            ---------------------

            (a) In the event your employment hereunder is terminated by you for a Good Reason or by the Company other than for Cause, you shall, effective as of the termination date, become a consultant to the Company for a term of two (2) years, subject to the terms and conditions set forth in the Consulting Agreement (the "Consulting Agreement") attached as Exhibit A to the Confidentiality Agreement.

            (b) In the event the Company shall terminate your employment for Cause, or you shall terminate your employment for other than a Good Reason, then you shall be entitled as of the termination date to no compensation under this Agreement, except as provided in Paragraph 4. If the Company shall terminate your employment for Cause or you shall terminate your employment for other than a Good Reason, then you shall be subject to the terms and conditions set forth in the Consulting Agreement, unless in accordance with the notice provisions thereof, the Company in its sole discretion shall have elected to terminate such agreement.

        4.  Accrued Compensation.
            --------------------

            In the event of your termination as an employee for any reason, you (or your estate) shall be paid such portion of your base compensation (and, in the event your employment is terminated by the Company other than for Cause or by you for a Good Reason, a pro rata portion of your annual bonus (which, for purposes of this calculation and for purposes of calculation under the Consulting Agreement, shall be no less than the higher of the preceding year's bonus and the average of your bonus for the two preceding years)) as has accrued by virtue of your service during the period prior to termination and has not yet been paid, together with any amounts for expense reimbursement and similar items which have been properly incurred in accordance with the provisions hereof prior to termination and have not yet been paid.


J.  Commencement Date

The Commencement Date of your employment shall be as soon as practicable, but no later than March 3, 1997.

K.  Compensation Committee Approval

The above economic and key employment conditions, have been approved by the Compensation Committee of AOL's Board of Directors.

George, I hope you will view this offer as a very significant demonstration of our desire to have you join our organization and be part of an incredible opportunity to build a new medium and a great Company. If the terms of this letter are acceptable to you, please execute the enclosed copy of this letter and return it to me via facsimile.

We look forward to a long and mutually rewarding relationship.


Very truly yours,


/s/ Mark Stavish
Mark Stavish
Vice President, Human Resources



AGREED:


/s/ George Vradenburg
George Vradenburg, III



Date:  11/17/97

         Confidentiality/Non-Competition/Proprietary Rights Agreement

In consideration for the agreement of America Online, Inc., and/or its subsidiaries or affiliates (collectively, "America Online") to employ me and as a condition to my continued employment by America Online, I hereby agree as follows:

1. I acknowledge that I may be furnished or may otherwise receive or have access to information which relates to America Online's past, present or future products, software, research, development, improvements, inventions, processes, techniques, designs or other technical data, or regarding administrative, management, financial, marketing or manufacturing activities of America Online, or of a third party which provided proprietary information to America Online on a confidential basis. All such information shall be considered by America Online as proprietary and confidential ("Proprietary Information").

2. Both during and after the term of this Agreement, I agree to preserve and protect the confidentiality of the Proprietary Information and all physical forms thereof, whether disclosed to me before this Agreement is signed or afterward. In addition, I shall not (i) disclose or disseminate the Proprietary Information to any third party, including employees of America Online without a need to know, (ii) remove Proprietary Information from America Online's premises, or (iii) use Proprietary Information for my own benefit or for the benefit of any third party.

3. The foregoing obligations shall not apply to any information which I can establish to have (i) become publicly known without breach of this Agreement by me, (ii) been given to me by a third party who is not obligated to maintain confidentiality, or (iii) been developed by me prior to the date this Agreement is signed, as established by documentary evidence. If I receive information with uncertain confidentiality, I agree to treat such information as Proprietary Information until I have verification from management that such information is neither confidential nor proprietary.

4. All Proprietary Information used or generated during the course of working for America Online is the property of America Online except for such information that was developed by me and was published or otherwise publicly disseminated prior to the date hereof. I agree to deliver to America Online all documents and other tangibles (including diskettes and other storage media) containing Proprietary Information upon termination of my employment with America Online or otherwise within three (3) days after America Online so requests.

5. I acknowledge and agree that all writings or works of authorship, including, without limitation, program codes or documentation, produced or authored by me in the course of performing services for America Online, together with any copyrights on those writings or works of authorship, are works made for hire and the property of America Online. To the extent that any such writings or works of authorship may not, by operation of law, be works made for hire, this Agreement shall constitute an irrevocable assignment by me to America Online of the ownership of, and all rights of copyright in such items, and America Online shall have the right to obtain and hold in its own name all rights or copyright, copyright registrations and similar protections which may be available in the works. I agree to give America Online or its assignees all assistance reasonably required to perfect such rights.

6. I shall and hereby do assign to America Online my entire right, title and interest in any invention, technique, process, device, discovery, improvement or know-how, patentable or not, hereafter made or conceived solely or jointly by me while working for America Online, which relates in any manner to the actual or anticipated business or research and development of America Online, or is suggested by or results from any task assigned to me or work performed by me for or on behalf of America Online, or for which America Online equipment, supplies, facilities, information or materials are used. I shall disclose any such invention, technique, process, device, discovery, improvement or know-how promptly, and execute a specific assignment of title to America Online, and do anything else reasonably necessary to enable America Online to secure patent, trade secret or any other proprietary rights in the United States or foreign countries.

7. Any inventions I have made or conceived before my employment with America Online are listed and described below. These items are excluded from this Agreement.

8. I understand that I may continue to work on, and retain rights to, projects of my own interest outside of America Online provided that (i) they do not fall under paragraphs 5 or 6 above, (ii) they do not interfere in any way with my time at work for America Online, and (iii) should any products with potential commercial application result from any such project, America Online shall be given the right of right refusal to purchase and market such products.

9. I shall not submit any article for publication that contains any information relating to the business of the Company or that identifies me as an employee or representative of the Company without receiving the prior written consent of an officer of America Online. I will not deliver any public speech that contains any information relating to the business of the Company or that identifies me as any employee or representative of the Company without receiving the prior written consent of an officer of America Online if such speech would disclose material nonpublic information concerning the Company or would otherwise be adverse to the interests of the Company.

10. I represent and warrant that: (i) I am able to enter into this Agreement and that such ability is not limited or restricted by any agreements or understandings between me and other persons or companies; (ii) I will not disclose to America Online or its clients, or induce America Online to use or disclose, any proprietary information or material belonging to others, except with the written permission of the owner of such information or material; and
(iii) any information, materials or products I develop for, or any advice I provide to, America Online shall not rely or in any way be based upon confidential or proprietary information or trade secrets obtained or derived by me from sources other than America Online. I hereby agree to indemnify and hold America Online harmless from and against any and all damages, claims, costs and expenses, including reasonable attorneys' fees, based on or arising, directly or indirectly, from the breach of any agreement or understanding between me and another person or company including, but not limited to, liability arising from any confidential or proprietary information or trade secrets I have obtained from sources other than America Online.

11. I will fully comply, and do all things necessary for America Online to fully comply, with all appropriate U.S. Government laws and regulations, and with the provisions of contracts between America Online and the agencies of the U.S. government or contractors, which relate to patent rights, technical data, or to the safeguarding of information and material.

12. While working for America Online and for a period of one year after any termination of my employment with America Online, I will not attempt, either directly or indirectly, to induce or attempt to influence any employee of America Online to leave America Online's employ.

13. While working for America Online and for a period of one year after any termination of my employment with America Online, I will not solicit business from any of America Online's customers, either directly or indirectly, for the benefit of anyone other than America Online or participate or assist in any way in the solicitation of business from any such customers as an employee of or consultant to another entity, unless the business being solicited is not competitive with the services provided by America Online to such customers.

14.  I acknowledge and agree that:

     a.) (i) my contractual obligations under paragraphs 2, 10, 12 and 13 have a unique and very substantial value to America Online, (ii) I have sufficient assets and other skills to provide a reasonable livelihood for myself while such paragraphs are in force, and (iii) I am subject to immediate dismissal by America Online for any breach of those provisions and that such dismissal shall not relieve me from my continuing obligations under this Agreement, or from the imposition by a court of any judicial remedies, such as money damages or equitable enforcement of those provisions.

     b.) the terms and provisions of this Agreement are applicable to all information and materials developed for, or any advice provided to, America Online prior to the signing of this Agreement; and

     c.) the termination of my employment with America Online, for any reason, shall not relieve me from complying with the undertakings and agreements contained herein, which call for performance prior or subsequent to the termination date, including, but not limited to those undertakings and agreements set forth in paragraphs 2, 4, 10, 12 and 13.

15. No act or failure to act by America Online will waive any right contained herein. Any waiver by America Online must be in writing and signed by an officer of America Online, to be effective.

16. This Agreement shall be binding on my heirs, executors and administrators and on successors and assigns of America Online; however, I shall not have the right to assign this Agreement.

17. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable force and effect.

18. This Agreement shall be governed by the laws of the Commonwealth of Virginia as such laws are applied to contracts executed by Commonwealth of Virginia residents and performed entirely within the Commonwealth of Virginia.

19. This document constitutes my entire Agreement with America Online with respect to its subject matter, superseding any prior negotiations and agreements. This Agreement may not be changed in any respect except by a written agreement signed by both myself and an officer of America Online.

20. All remedies provided herein are cumulative and which may be available at law or in equity.



Witness: /s/ Theresa Gevinson           Signature: /s/ George Vradenburg
        ----------------------                    ------------------------

Date:  November 17, 1997                Print Name: GEORGE VRADENBURG, III
       -----------------                           -----------------------

                                        Date:  November 17, 1997
                                             -----------------------------


For America Online, Inc.


Signature: /s/ Stephen M. Case
          --------------------

Title: Chairman of the Board and Chief Executive Officer
      --------------------------------------------------

Date:_________________________


Prior inventions to be excluded from this Agreement are listed and briefly described below:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                  Addendum to
         Confidentiality/Non-Competition/Proprietary Rights Agreement
                     dated as of February __, 1997 between
                America Online, Inc. and George Vradenburg, III
                -----------------------------------------------


     The following provisions are hereby added to, incorporated in and made a part of the above-referenced Confidentiality/Non-Competition/Proprietary Rights Agreement (the "Agreement") as if originally set forth therein in their entirety (capitalized terms used and not otherwise defined in this Addendum have the meanings given to them in the Agreement):

21. I hereby acknowledge that my employment with America Online is on an "at will" basis. In the event that I am no longer employed by America Online as a result of (i) the termination of my employment without "Cause" by America Online pursuant to Section I.2(a)(ii) of the letter agreement dated February , 1997 between me and America Online (the "Employment Agreement") or (ii) the termination of my employment by me for "Good Reason" pursuant to Section 1.1(b) of the Employment Agreement, I will be retained by America Online as an independent consultant in accordance with the terms of the Consulting Agreement attached hereto as Exhibit A. Further, in the event that I am no longer employed
                   ---------
by America Online as a result of my termination of employment pursuant to
Section 1.1(a) of the Employment Agreement or if I am terminated for "Cause" by America Online pursuant to Section I.2(a)(i) of the Employment Agreement, I agree to be retained by America Online as an independent consultant in accordance with the terms of the Consulting Agreement attached hereto as Exhibit
                                                                         -------
A which Consulting Agreement shall automatically become effective simultaneously
-
with the termination of my employment, unless America Online notifies me in writing within thirty (30) days following such termination of employment that it elects not to have the Consulting Agreement become effective and not to pay and provide the Non-Compete Consideration (as defined in Section 22), in which event: (i) the Consulting Agreement shall not become effective and shall cease and terminate and be of no force or effect, (ii) the Non-Compete Consideration shall not be paid or provided to me, and (iii) I shall not be subject to or bound by the restrictive covenants contained in Sections 22 and 23 below following such termination of employment.

22. During the period (the "Non-Compete Period") beginning with the start of the term of my employment by America Online and ending at midnight on the second anniversary of the effective date of the termination of my employment with America Online, I will not anywhere in the United States or in any other country in which America Online (directly or indirectly through any entity in which America Online has a material ownership interest, other than solely for investment purposes) or a licensee of America Online, in each case, is then operating or preparing to operate, directly or indirectly own, manage, operate, join, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type and character of the business then engaged in by America Online, or that is then competitive with the business then engaged in by America Online (excluding any company or business whose competitive business activities are wholly incidental to the business of such company or business) (collectively, a "Competitive Business"), whether such engagement shall be as an employer, officer, director, owner, employee, partner, advisor, consultant, shareholder, agent or other participant in any Competitive Business (or in any similar capacity in which I may derive an economic benefit from a Competitive Business), provided that during the period following the
                              --------
termination of my employment with America Online through and including the expiration of the Non-Compete Period, America Online shall in accordance with the terms of the Consulting Agreement: (A) pay or cause to be paid to me an amount equal to the same base salary and annual bonus, and provide the same benefits, as paid and provided to me by America Online at the time of the termination of my employment with America Online on the same terms, including timing of payments and otherwise, as said amounts were paid and benefits provided to me during my employment with America Online, provided that if
                                                         --------
America Online's benefit plans are modified generally for current executive employees, America Online may elect to have such modifications apply to me and
(B) if my employment was terminated by America Online without "Cause" pursuant to Section I.2(a)(ii) of the Employment Agreement or terminated by me for "Good Reason" pursuant to Section 1.1(b) of the Employment Agreement, continue the vesting of my stock options on the same basis as such stock options vested while I was employed by America Online (collectively, the "Non-Compete Consideration") except as otherwise provided in the Stock Option Agreement. Notwithstanding the foregoing, I shall be permitted to make wholly passive investments in any publicly-held Competitive Businesses provided that I shall not have a direct
                                     --------
ownership interest or knowingly have an indirect ownership interest of more than 1% of the outstanding voting capital stock of any publicly-held Competitive Business. Further, during the period following the termination of my employment with America Online through and including the expiration of the Non-Compete Period, I shall be permitted to make wholly passive investments in any privately-held Competitive Business provided that I shall not have a direct or
                                    --------
knowingly have an indirect ownership interest of more than 5% of the outstanding voting capital stock of any privately-held Competitive Business and provided
                                                                    --------
further that I shall have no influence or control (either directly or through control or influence over any investment vehicle investing in any such privately-held business) over the business or management of such privately-held business (including, but not limited to, influence or control as an employee, consultant or director) other than the ability to vote securities owned. For purposes of this Agreement, any business which advertises, markets or sells its products through the Internet or other electronical mailing systems shall not, solely by virtue of the use of such systems to advertise, market or sell its products, be deemed a Competitive Business.

     I understand and acknowledge that, as consideration for my agreement not to compete during the Non-Compete Period after I am no longer employed by America Online. America Online shall pay or cause to be paid and provide to me the Non-Compete Consideration, and I acknowledge that upon the expiration of the Consulting Agreement or in the event America Online elects not to have the Consulting Agreement become effective in those instances provided in Section 21 above, my America Online stock options shall thereafter cease to vest in accordance with the 1992 Employee, Director and Consultant Stock Option Plan and the stock option agreements. In any event, my America Online stock options shall continue to vest during the term of the Consulting Agreement only if my employment was terminated by America Online without "Cause" pursuant to Section I.2(a)(ii) of the Employment Agreement or terminated by me for "Good Reason" pursuant to Section 1.1(b) of the Employment Agreement.

     I further understand and acknowledge that, should I breach any of my obligations under this Section 22, America Online will be entitled, in addition to any other damages and remedies, to the return of all Non-Compete Consideration previously paid to me and I will not be entitled to any further Non-Compete Consideration.

23. I agree that any breach or threatened breach of this Agreement by me could cause irreparable damage and that in the event of such breach America Online shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder without the necessity of any proof of actual damages or the posting of a bond or other security.

24. Section 14 of the Agreement is supplemented by adding Sections 21, 22, and 23 to the list of Sections of this Agreement set forth in clauses in (a)(i) and
(c) of such Section 14.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the _____ day of February, 1997.



/s/ Theresa Gevinson                            /s/ George Vradenburg
Witness                                         Signature



For America Online, Inc.

/s/ Stephen M. Case
------------------------------------
Signature


Stephen M Case
------------------------------------
Print Name


Chairman and Chief Executive Officer
------------------------------------
Title

                                                                Exhibit A to the
                                                                ----------------
                                                       Confidentiality Agreement
                                                       -------------------------


                                       CONSULTING AGREEMENT
                                       dated as of February __, 1997 between
                                       AMERICA ONLINE, INC., a Delaware
                                       corporation (the "Company"), and
                                       George Vradenburg, Ill (the Consultant").


     The Consultant and the Company have entered into a letter agreement dated as of February ____,1997 (the Employment Agreement") and a Confidentiality/Non-Competition/Proprietary Rights Agreement (the "Confidentiality Agreement") in connection with the Consultant becoming an employee of the Company. In addition, the Consultant has been granted by the Company options to purchase shares of common stock, $.01 par value, of the Company, pursuant to stock option agreements between the Consultant and the Company (the "Stock Option Agreements") under the Company's 1992 Employee, Director and Consultant Stock Option Plan. All capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Confidentiality Agreement.

     The Company and the Consultant agree (i) in the event the Consultant's employment is terminated by the Company without "Cause" pursuant to Section I.2(a)(ii) of the Employment Agreement or the Consultant's employment is terminated by the Consultant `Good Reason" pursuant to Section 1.1(b) of the Employment Agreement, or (ii) at the Company's sole election, in the event the Consultant's employment terminates as a result of the Consultant's termination of employment pursuant to either Section 1.1 (a) or I.2(a)(i) of the Employment Agreement, then from and after the effective date of the Consultant's termination of employment (the "Termination Date"), the Consultant shall be retained as a consultant to the Company, and the Consultant shall serve in such capacity.

     NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants and agreements contained herein and for other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

     1.  Consulting Term.  Subject to the provisions of Section 21 of the
         ---------------
Confidentiality Agreement, the Company agrees to engage the Consultant as a consultant, and the Consultant agrees to be engaged as a consultant for the Company, in accordance with the terms and provisions of this Agreement, for the period commencing on the Termination Date and ending on the second anniversary of the Termination Date (the "Consulting Term"), as follows:

     (a) the nature of the consulting services to be performed by the Consultant hereunder shall be such advisory and consultative services, in connection with the business of the Company, as are requested of him from time to time by the executive employees of the Company, subject to the following:

          (i) during the Consulting Term, the Consultant will, as requested by the Company, render such services for up to five (5) days per annum, such services to be rendered by the Consultant at such location(s) and time(s) as are reasonably requested by the Company and agreed to by the Consultant;

          (ii) for the purpose of computing the amount of services rendered by the Consultant, there shall be counted (A) the actual time spent by the Consultant at the Company's place of business at the Company's request, (B) the actual time spent by the Consultant in telephone consultation with, or on behalf of, the Company, and (C) the actual time spent by the Consultant representing the Company at any location as the Company shall have reasonably requested, and one "day" of consulting services shall consist of one eight-hour period;

          (iii) notwithstanding the foregoing, the Consultant will not be required to render services during any period of illness which prevents him from rendering such services; and

          (iv) the Consultant agrees to perform the consulting services assigned to him by the Company hereunder to the best of his abilities;

          (v) the Consultant agrees to be bound by the Confidentiality Agreement as if he remained an employee of the Company provided that Section 8(iii) of the Confidentiality Agreement shall not apply.

     (b) notwithstanding the provisions hereof, the Company understands that the Consultant may be an employee of other parties during the Consulting Term and that any consulting services to be rendered by the Consultant hereunder shall be subject to his reasonable availability from such employment;

     (c) anything to the contrary contained herein notwithstanding, the Company may terminate this Agreement at any time during the Consulting Term immediately upon delivery of written notice to the Consultant provided that as and to the extent provided in paragraph (d) below: (i) the Company shall remain obligated to continue to pay and provide to the Consultant payments and benefits and (ii) in the event the Consultant's employment was terminated without "Cause" by the Company or by the Consultant for "Good Reason", the Consultant's stock options shall continue to vest;

     (d) as consideration for the Consultant's services rendered and for the Consultant's other agreements hereunder, during the Consulting Term: (i) the Company shall pay to the Consultant an amount equal to the same base salary and annual bonus and provide to the Consultant the same benefits as paid and provided to the Consultant by the Company at the time of termination of the Consultant's employment, in each case on the same terms, including, timing of payments and otherwise, as said amounts were paid and benefits provided during the Consultant's employment with the Company provided that if the Company's benefit plans are modified generally for current executive employees, the Company may elect to have such modifications apply to the Consultant; and (ii) in the event the Consultant's employment was terminated by the Company without "Cause" pursuant to Section l.2(a)(ii) of the Employment Agreement or terminated by the Consultant for "Good Reason" pursuant to Section 1.1(b) of the Employment Agreement, the stock options granted to the Consultant under the terms of the Stock Option Agreements shall continue to vest during the Consulting Term on the same basis as such stock options vested during the Consultant's employment with the Company except as otherwise provided in the Stock Option Agreements; and

     (e) during the Consulting Term, the Company will reimburse the Consultant for all reasonable, documented expenses incurred in connection with the performance of his services hereunder or at the Company's request.

2.   Consent and Waiver.  The waiver or consent by the Company of any breach by
     ------------------
the Consultant of any provision of this Agreement shall not operate as or be construed as a waiver or consent of any subsequent breach thereof.

3.   Amendments and Modifications.  This Agreement may be amended, modified, or
     ----------------------------
terminated only by a written instrument executed by the parties hereto.

4.   Binding Effect and Assignment.  This Agreement and all of the provisions
     -----------------------------
hereof shall be binding upon and inure to the benefit of the Company and the Consultant and their respective successors and assigns; provided, however, that
                                                        --------
neither this Agreement nor any rights, benefits or obligations hereunder may be assigned by the Consultant. Anything contained herein to the contrary notwithstanding, this Agreement shall be of no force or effect, and neither party shall have any obligations hereunder, in the event this Agreement does not become effective in accordance with Section 21 of the Confidentiality Agreement.

5.   Governing Law, Consent to Jurisdiction.  This Agreement and the rights and
     --------------------------------------
obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Virginia, without giving effect to the conflict of law principles thereof. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the Commonwealth of Virginia or of the United States of America for the District of Virginia. By execution and delivery of this Agreement, each of the parties hereto accepts for such party and in respect of such party's property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Paragraph 7 hereof.

6.   Effect of Headings.  The section and other headings herein are for
     ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.

7.   Notices.  All notices and other communications pursuant to this Agreement
     -------
shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address:

                        (i)     if to the Company, to:

                                America Online, Inc.
                                22000 AOL Way
                                Dulles, Virginia 20166-9323
                                Attention:  Chairman & CEO

                        (ii)    if to the Consultant, to:

                                the address for notice set forth on the last page hereof;

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (A) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (B) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (C) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

8.   Counterparts.  This Agreement may be executed in one or more counterparts,
     ------------
and by the parties hereto in separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Consulting Agreement to be executed and delivered as of the date first above written.



                                    AMERICA ONLINE, INC.


                                    By: /s/ Stephen M. Case
                                       -----------------------------------------
                                    Name:  Stephen M. Case
                                    Title:  Chairman and Chief Executive Officer


                                    CONSULTANT

                                    /s/ George Vradenburg
                                    --------------------------------------------
                                    Signature

                                    George Vradenburg, III
                                    --------------------------------------------
                                    Print Name